Exhibit 23



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements No. 333-65885 of L.B. Foster Company, as amended and restated, of our report dated May 18, 2000, with respect to the financial statements and schedule of the L.B. Foster Company Retirement Savings Plan for Non-Union Hourly Employees included in this Form 11-K for the year ended December 31, 1999.


                                                         /s/ Ernst & Young LLP
                                                         ---------------------
                                                             Ernst & Young LLP


Pittsburgh, Pennsylvania
June 22, 2000